Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No 333-171964) of our report dated June 30, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F for the year ended December 31, 2010. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 20-F.
Buenos Aires, Argentina
June 30, 2011

PRICE WATERHOUSE & CO. S.R.L.

By /s/ Daniel A. López Lado (Partner) Daniel A. López Lado

Price Waterhouse & Co. S.R.L., Bouchard 557, piso 8°, C1106ABG — Ciudad de Buenos Aires
T: +(54.11) 4850.0000, F: +(54.11) 4850.1800, www.pwc.com/ar
© 2011 In Argentina, the member firms of the global network of PricewaterhouseCoopers International Limited are PriceWaterhouse & Co. S.R.L, PriceWaterhouse & Co. Asesores de Empresas S.R.L. and PricewaterhouseCoopers Jurídico Fiscal S.R.L, each of which, either separately or jointly, are identified as PwC Argentina.